UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                January 29, 1999
                Date of Report (Date of earliest event reported)



                     CONSOLIDATED DELIVERY & LOGISTICS, INC.
             (Exact name of Registrant as specified in its charter)


          Delaware                          0-26954             22-3350958
(State or other jurisdiction of        (Commission File        (IRS Employer
incorporation or organization)             Number)           Identification No.)



380 Allwood Road, Clifton, New Jersey                         07012
(Address of principal executive offices)                    (Zip Code)


(Registrant's telephone number, including area code)           (973) 471-1005

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)


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ITEM 5.         Other Events

          1. On January 29, 1999, Consolidated Delivery & Logistics, Inc. (the "Company") completed a $15 million private placement of senior subordinated notes and warrants with three financial institutions. The notes bear interest at 12% per annum and are subordinate to all senior debt including the Company's credit facility with First Union Commercial Corporation.

          Under the terms of the notes, the Company is required to maintain certain financial ratios and comply with other financial conditions. The notes mature on January 29, 2006 and may be prepaid by the company under certain circumstances. The warrants expire January 29, 2009 and are exercisable at any time prior to expiration at a price of $.001 per equivalent share of common stock for an aggregate of 506,250 shares of the Company's stock, subject to additional adjustments. The Company plans to use the proceeds to finance acquisitions as they arise and for general working capital purposes.

          2. On February 19, 1999, Consolidated Delivery & Logistics, Inc. announced that as of February 23, 1999 shares of the Company's common stock will begin trading on the American Stock Exchange under the symbol CDV. The company's stock formerly traded on the Nasdaq National Market under the symbol CDLI.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



Dated: February 25, 1999              CONSOLIDATED DELIVERY & LOGISTICS, INC.
                                                   (Registrant)




                                     By:  /s/ Albert W. Van Ness, Jr.
                                          Albert W. Van Ness, Jr.
                                          Chairman of the Board, Chief Executive
                                          Officer and Chief Financial Officer